AMENDED AND RESTATED
                        EMPLOYMENT AGREEMENT


           This Amended and Restated Employment Agreement is entered into as of the 1st day of February, 1999, by and between INTERSTATE NATIONAL DEALER SERVICES, INC., a Delaware corporation (the "Company"), and LAWRENCE J.
ALTMAN (the "Executive").

                                    RECITALS:

           WHEREAS, the Company and the Executive are parties to an Employment Agreement entered into as of December 1, 1993, as amended by the Amendment to the Employment Agreement, dated as of May 1, 1996 and by the Amendment to the Employment Agreement, dated as of February 13, 1998 (collectively, the "Prior Employment Agreement").

                                   AGREEMENT:

           NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

1. Position and Duties. The Company agrees to employ the Executive, and the Executive agrees to be employed, as Senior Vice President, Marketing of the Company, subject to the supervision of, and reporting only to, The Board, the Chairman of the Board and/or the President. Executive shall have such duties, responsibilities, titles and authority normally associated with the position of senior vice president of marketing of a company the size and structure of the Company. The Executive agrees to devote his best talents, efforts and abilities on a full-time basis to the performance of such duties.

2. Compensation. For all services rendered by the Executive pursuant to this Agreement, the Company shall annually pay to the Executive the compensation set forth in clauses 2(a), (b) and (c) below (each an "Element"), the sum of which Elements shall be Executive's "Total Compensation" for any such year:

(1) Annual Salary. The Company shall pay Executive a salary at the rate of $70,710 per year during the Term, subject to future increases in the discretion of the Company (the "Annual Salary") and subject to applicable tax, Social Security and other legally required withholding ("Withholding"). The Annual Salary shall be paid in accordance with the customary payroll practices of the Company at regular intervals, but in no event less frequently than every month, as the Company may establish from time to time for employees of the Company generally. The Company shall conduct an annual performance appraisal and salary review on behalf of the Executive.

(2) Commissions. The Executive shall receive commissions in an amount equal to 2% of (i) all administrative fees for vehicle service contracts and vehicle warranties paid to the Company during each calendar month minus (ii) the aggregate selling expenses incurred by the Company for such month minus (iii) $150,000. Such commissions shall be paid to the Executive no later than 30 days following the end of each calendar month; however, nothing herein shall be deemed to make the Company obligated to sell any products or services.

(3) Performance Bonus. In addition to any other compensation provided for in this Section 2, the Company may award to the Executive a performance bonus at any time in such amount as the Board or the Compensation Committee of the Board may determine (the "Performance Bonus"), in its sole discretion, after taking into consideration other compensation paid or payable to the Executive under this Agreement, as well as the financial and non-financial progress of the business of the Company and the contributions of the Executive toward that progress. Any Performance Bonus shall be subject to Withholding. Nothing contained herein shall be deemed to make the Company obligated to pay any such Performance Bonus.

                (a) Elements Earned Pro Rata. Each Element of the Executive's Total Compensation shall be deemed to be earned by Executive on a pro rata basis throughout each fiscal year, based on the number of days elapsed in such fiscal year, for purposes of determining amounts accrued or owing but not yet paid under this Agreement. The pro rata portion of any Annual Bonus accrued or owing as a result of an Early Termination (as defined in Section 5 below) shall be paid to the Executive on or before the Bonus Payment Deadline.

3. Benefits. The Executive shall be entitled to such medical and other benefits as are customarily given to employees of the Company generally.

4. Term. The term of this Agreement shall be for five (5) years, commencing on the date hereof and terminating February 1, 2004 (the "Term"), unless sooner terminated as herein provided. In the event that the Executive continues his employment after the Term, his employment will be deemed "at will" under the same terms as provided herein unless otherwise expressly agreed to by further written agreement between the Company and the Executive.

           1. Early Termination. The employment of the Executive by the Company may be terminated prior to the end of the Term as set forth below:

                (a) Death. If the Executive shall die during the Term, the employment of the Executive by the Company shall thereupon terminate, except that the Company shall pay to the legal representative of the Executive's estate an amount equal to: (i) all amounts accrued or owing but not yet paid under this Agreement and any other benefits in accordance with the terms of any applicable plans and programs of the Company; and (ii) the Total Compensation paid or payable to the Executive hereunder for the most recent fiscal year of the Company immediately prior the date of death. Such amount shall be paid in six equal monthly installments with the first payment due and payable on the first day of the second calendar month following the date of death.

                 (b) Disability. The Company or the Executive, upon not less than thirty (30) days written notice to the other party, may terminate the employment by the Company of the Executive if the Executive shall become, by reason of physical or mental disability, unable to render, for 135 consecutive days or for shorter periods aggregating 180 days or more in any twelve month period, services of the character contemplated by this Agreement. As a result of any such disability termination, the Company shall:

                     (i) pay to the Executive, within thirty (30) days of such disability termination date, all amounts accrued or owing but not yet paid under this Agreement and any other benefits in accordance with the terms of any applicable plans and programs of the Company;

                     (ii) pay to the Executive annually, in installments at least as frequent as monthly, an amount equal to fifty percent (50%) of the Total Compensation paid or payable to the Executive hereunder for the Company's most recent fiscal year immediately prior to the Executive's disability termination less the amount, if any, of payments received by the Executive from a Company funded disability insurance plan (the "Disability Benefit"). Such Disability Benefit shall be subject to Withholding and shall be payable for the longer of two (2) years or the balance of the Term; and

                     (iii) for the longer of two (2) years or the balance of the Term, provide Executive with the same level of health/medical insurance or coverage provided to him immediately prior to such disability termination, with the cost of such continued insurance or coverage being borne by the Company. Alternatively, the Executive may elect to receive from the Company instead of such insurance or coverage, a monthly payment equal to the cost to the Executive to obtain comparable health/medical insurance or coverage through another provider.

                Any payments due to the Executive hereunder may be paid to his then current spouse or legal representative for Executive's benefit, to the extent warranted by Executive's incapacity.

(1) Proper Cause. The Company, by written notice to the Executive, may terminate the Company's employment of the Executive for proper cause. As used herein, "proper cause" shall mean that the Executive has: (1) willfully refused or failed to carry out specific directions of the Board, the Chairman of the Board and/or the President of the Company which directions are not inconsistent with the duties and responsibilities set forth in Section 1 hereof, or willfully refused or failed to perform a material part of such duties and responsibilities hereunder; (2) committed a breach of any of the provisions of Section 8, 9 or 10 of this Agreement; (3) acted fraudulently or dishonestly in his relations with the Company; (4) been convicted of a felony involving an act of moral turpitude, fraud or misrepresentation; (5) engaged in the use of illegal substances or alcohol, which use has impaired the Executive's ability to perform his duties and responsibilities; or (6) willfully engaged in misconduct which materially injured the reputation, business or business relationships of the Company, monetarily or otherwise. For purposes of this clause (c), no act, or failure to act, on the part of the Executive shall be deemed "willful" unless done, or omitted to be done, by the Executive otherwise than in good faith and in a manner that the Executive reasonably believed was in or not opposed to the best interests of the Company and its shareholders.

                  As a result of any such termination for Proper Cause, the Company shall pay, within thirty (30) days of such termination, all amounts accrued or owing but not yet paid under this Agreement through the date of termination and any other benefits in accordance with the terms of any applicable plans and programs of the Company.

                (c) By Executive For Good Reason; Other Termination. The Executive may terminate the employment by the Company of the Executive upon not less than ten (10) days' written notice to the Company based upon his reasonable determination that one or more of the following events has occurred (each a "Good Reason"):

                     (1) any of the Company's representations or warranties in this Agreement is not materially true, accurate and/or complete;

                     (2) the Company intentionally and continually breached or wrongfully failed to fulfill or perform its obligations, promises or covenants under this Agreement without cure;

                     (3) the Company terminated the Executive's employment hereunder, and such termination does not constitute Proper Cause (as defined herein);

                     (4) the Company intentionally required the Executive to commit or participate in any felony or other serious crime;

                     (5) there has been a Change in Control of the Company (as defined below); and/or

                     (6) the Company engaged in other conduct constituting legal cause for termination.

                     If any event of Good Reason occurs, and such event is reasonably susceptible of being cured, the Company shall be entitled to one period of thirty (30) days during which to cure such event, following the receipt of written notice of such event from Executive. As a result of any such termination for Good Reason, or if the Company terminates the employment of the Executive for any reason other than as set forth in Sections 5(a), 5(b) or 5(c), the Company shall:

                          (i)  within thirty (30) days of such termination,
pay to the Executive all amounts accrued or owing but not yet paid under this Agreement and any other benefits in accordance with the terms of any applicable plans and programs of the Company;

                          (ii)  pay Executive an amount equal to the dollar
amount of the Total Compensation paid or payable to the Executive hereunder for the Company's most recent fiscal year immediately prior to the Executive's termination multiplied by a factor of two (2) (the "Severance Benefit"). Such Severance Benefit shall be paid in one lump sum within forty-five (45) days of the Executive's termination date and shall be subject to Withholding; and

                          (iii)  for the longer of two (2) years or the
balance of the Term, provide Executive with the same level of health/medical insurance or coverage provided to him immediately prior to such termination, with the cost of such continued insurance or coverage being borne by the Company; alternatively, the Executive may elect to receive from the Company, instead of such insurance or coverage, a monthly payment equal to the monthly cost to the Executive to obtain comparable health/medical insurance or coverage through another provider; however, the Company shall in no event be required to provide any such coverage or monthly payment after such time as Executive becomes entitled to receive (without regard to any individual waivers of coverage or other similar arrangements) comparable health/medical benefits of the same type from another employer or recipient of Executive's services.

5. Other Activities. The Executive shall devote his full business time, attention and energies to the performance of his duties hereunder, and will not, during the term of this Agreement, be engaged in any other business activity without the prior written consent of the Company.

           2. Change Of Control. In the event that the Executive is an employee of the Company at the moment immediately prior to a Change in Control of the Company (as defined below), the Executive shall be entitled to receive all benefits described in this Section 7.

                (a) For purposes of this Agreement, a "Change in Control of the Company" shall be deemed to occur if:

                     (i) there shall have occurred a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof, whether or not the Company is then subject to such reporting requirement, provided, however, that there shall not be deemed to be a Change in Control of the Company if: (A) immediately prior to the occurrence of what would otherwise be a Change in Control of the Company, the Executive is the other party to the transaction (a "Control of the Company Event"); or (B) immediately prior to the occurrence of what would otherwise be a Change in Control of the Company, the Executive is an executive officer, trustee, director or more than 25% equity holder of the other party to the Control of the Company Event or of any entity, directly or indirectly, controlling such other party;

                     (ii) the Company merges or consolidates with, or sells
all or substantially all of its assets to, another company (each, a "Transaction"), provided, however, that a Transaction shall not be deemed to result in a Change in Control of the Company if (A) immediately prior thereto the circumstances in (a)(i)(A) or (a)(i)(B) above exist, or (B) (1) the shareholders of the Company, immediately before such Transaction own, directly or indirectly, immediately following such Transaction in excess of fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Transaction (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities of the Company immediately before such Transaction ("Shares") and (2) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Transaction constitute at least a majority of the members of the board of directors of the Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Surviving Corporation; or

                     (iii) the Company acquires assets of another company or
a subsidiary of the Company merges or consolidates with another company (each, an "Other Transaction") and (A) the shareholders of the Company, immediately before such Other Transaction own, directly or indirectly, immediately following such Other Transaction, 50% or less of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such Other Transaction (the "Other Surviving Corporation") or (B) the individuals who were members of the Company's Board of Directors immediately prior to the execution of the agreement providing for such Other Transaction constitute less than a majority of the members of the board of directors of the Other Surviving Corporation, or of a corporation or other entity beneficially directly or indirectly owning a majority of the outstanding voting securities of the Other Surviving Corporation, provided, however, that an Other Transaction shall not be deemed to result in a Change in Control of the Company if immediately prior thereto the circumstances in (a)(i)(A) or (a)(i)(B) above exist.

                (b) In the event that the Executive is an employee of the Company at the moment immediately prior to a Change of Control of the Company:

                     (i) the Company shall pay to the Executive additional compensation in the form of cash equal to, on the date of a Change in Control of the Company and with respect to each option to purchase Shares held by the Executive whether or not such option has vested or is exercisable on such date (an "Option"), the number of Shares underlying the Option, multiplied by the amount, if any, that the exercise price of the Option or the Closing Share Value (as defined below), whichever is less, exceeds the Initial Share Value (as defined below).

                     (ii) with respect to each Option, in the event that the Closing Share Value is greater than the exercise price of such Option, then the Executive can (A) retain the Option or (B) exercise the Option, or (C) forfeit the Option and receive, in exchange therefor, a cash payment equal to the number of Shares underlying the Option multiplied by the amount that the Closing Share Value exceeds the exercise price of the Option.

                     (iii) upon the occurrence of a Change of Control, all
Options  then  held  by  the  Executive  shall   immediately   vest  and  become
exercisable.

                     (iv) for purposes of this subsection, the "Initial Share Value" of an Option shall mean the average of the Closing Prices of the Shares for the period commencing on the 180th day prior to the date of the Change in Control of the Company and ending on the 150th day prior to the date of the Change in Control of the Company, and the "Closing Share Value" shall mean the Closing Price of the Shares on the date of the Change in Control of the Company. For purposes of this subsection, the "Closing Price" of a Share on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the highest bid and lowest ask prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer used, the principal other automated quotation system that may then be in use or, if the Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making the market in the Shares as such person is selected from time to time by the Board of Directors of the Company or, if there are no professional market makers making a market in the Shares, then the value as determined in good faith judgement of the Board of Directors of the Company.

6. Non-Competition. In order to induce the Company to enter into and perform this Agreement and, as additional consideration for the payment of the Total Compensation provided herein, so long as the Executive is employed by the Company and for the two (2) year period following the termination of the Executive's employment pursuant to Section 5(b) (pertaining to disability),
Section 5(c) (pertaining to proper cause) or by the Executive other than for Good Reason, the Executive will not, either separately or in association with others, directly or indirectly, in the continental United States, (i) establish, engage in or become interested in, as an employee, consultant, advisor, agent, owner, partner, co-venturer, principal, stockholder, director or otherwise, any company the primary business of which is the administration of vehicle service contracts and warranties, or (ii) solicit, interfere with, or endeavor to entice away from the Company any dealers, independent agents or insurance underwriters party to an agreement with the Company as of the date of Executive's termination of employment. Mere passive ownership of stock representing five percent (5%) or less of the capital stock of a publicly held company shall not be deemed a breach of this Section 8.

7. Confidential Information. During the Term and at any time thereafter, the Executive shall not divulge, furnish or make accessible to any person or business entity any of the Company's trade secrets or other information of a confidential nature including, but not limited to, the Company's business methods, operational procedures and cost and price information, without the prior written consent of the Company.

8.  Non-Interference.  The  Executive,  during the time  period  referred  to in
Section 8 hereof, will not cause or influence any employee, consultant or advisor now employed or in the future to be employed by the Company, to work in any way for the Executive or in any enterprise in which the Executive owns a participation, directly or indirectly.

9. Unenforceability. If any provision of Sections 8, 9 or 10 is held to be unenforceable because of the scope, duration or area of its applicability, such scope, duration or area, or all of them, shall be modified to the minimum extent possible to make such provision(s) enforceable, and such provision(s) shall then be applicable in such modified form.

10. Return of Property. Upon termination of his employment with the Company, or at any time the Company may so request, the Executive will promptly deliver to the Company all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof), in whatever form (including files and data in electronic form) relating to the business of the Company, and all property associated therewith, which he may then possess or have under his control.

11. Injunctive Relief. The Executive agrees that the restrictions and covenants contained in Sections 8, 9, 10 and 12 hereof are necessary for the protection of the Company and any breach thereof will cause the Company irreparable damages for which there is no adequate remedy at law. The Executive further agrees that, in the event of a breach of his obligations thereunder, the Company shall have the absolute right, in addition to any other remedy that might be available to it, to obtain from any court having jurisdiction, such equitable relief as might be appropriate, including temporary, interlocutory, preliminary and permanent decrees or injunctions enjoining any further breach of such provisions.

12.   Miscellaneous.

(1) Severability. If any provision of this Agreement is determined to be invalid or unenforceable, it shall not affect the validity or enforceability of any of the other remaining provisions hereof.

(2) Notices. Any and all notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or if mailed, first class, postage prepaid, registered or certified mail, return receipt requested to the addresses of the parties set forth below or, as to each party, at such other address as shall be designated in a written notice to the other party.

                     To the Company:
                     Interstate National Dealer Services, Inc.
                     The Omni, Suite 700
                     333 Earle Ovington Boulevard
                     Mitchel Field, NY, 11553


                     To the Executive:
                     Mr. Lawrence J. Altman
                     57 Orbach Avenue
                     Malverne, NY 11565


(3) Waiver. No waiver by either party hereto of any breach of any provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach of such provision or any other provision herein contained.

(4) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflict of law principles thereof.

(5) Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof, and is intended to supersede all prior employment negotiations, understandings and agreements. No provision of this Agreement may be waived or changed, except by a writing signed by the party to be charged with such waiver or change.

(6) Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective personal representatives, successors and assigns.

(7) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but together shall constitute one and the same instrument.



   [Signatures appear on next page; balance of this page left intentionally blank.]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

--------------------------------------------------------------------

                                    INTERSTATE NATIONAL DEALER
                                    SERVICES, INC.

                                      BBy:
                                    NName: Chester J. Luby
                                    TTitle: Chairman and Chief
                                    Executive
                                                Officer


                                    Lawrence J. Altman